Exhibit 15.1

May 27, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 27, 2022 on our review of interim financial information of Centrais Elétricas Brasileiras S.A. – Eletrobras, which appears in this 6-K, is incorporated by reference in the Registration Statement on Form F-3 of the Company, dated May 27, 2021.

Very truly yours,

/s/ Guilherme Naves Valle
Guilherme Naves Valle
Engagement Leader

PricewaterhouseCoopers
Auditores Independentes Ltda.

Rio de Janeiro - Brazil
May 27, 2022